SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2005

HOOKER FURNITURE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation or Organization)

000-25349	54-0251350
(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112
(Address of Principal Executive Offices)	(Zip Code)

(276) 632-0459

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

On February 14, 2005, Hooker Furniture Corporation filed a Form 12b-25 with the Securities and Exchange Commission indicating that the Company would be late in filing its Annual Report on Form 10-K for the year ended November 30, 2004. The Company has delayed the filing of its Form 10-K in order to resolve whether the Company’s $4.6 million in outstanding industrial revenue bonds should properly be characterized as short-term debt under applicable accounting guidance.

The Company’s total long-term debt outstanding at November 30, 2004 was $16.5 million ($23.1 million, less $6.7 million in current maturities). At year end, the Company had $4.6 million outstanding under its industrial revenue bonds, with $2.4 million scheduled to come due during fiscal 2005. A re-characterization of the industrial revenue bonds would result in the remaining $2.2 million of outstanding bonds to also be characterized as short-term debt due during the current fiscal year. The bonds would also be characterized as short-term debt for prior years presented in the Company’s financial statements included in its Form 10-K.

Regardless of the outcome, there would be no impact on the Company’s previously announced results of operations for the year ended November 30, 2004, or for any other period, nor would it change the scheduled maturities of the bonds.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ E. LARRY RYDER
E. Larry Ryder
Executive Vice President – Finance and Administration

Date: February 15, 2005

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